Exhibit 99.1

Phillips 66 Updates Preliminary Results on Election of Directors

Phillips 66 Shareholders Elect Robert W. Pease and Nigel Hearne Phillips 66 Directors as well as Sigmund L. Cornelius and Michael A. Heim Elliott Director Nominees

HOUSTON—(BUSINESS WIRE)—Phillips 66 (NYSE:PSX) today updated the preliminary results for the election of directors at its annual meeting of shareholders held on May 21, 2025. Based on estimates by the company’s proxy solicitor, shareholders are expected to elect two Phillips 66 nominees and two Elliott Management nominees.

Based on the preliminary results, the elected Phillips 66 directors are expected to be Robert W. Pease and Nigel Hearne. The Elliott nominees expected to be elected are Sigmund L. Cornelius and Michael A. Heim. Phillips 66 nominees John E. Lowe and Howard Ungerleider were not elected.

“We welcome our new directors and look forward to working constructively as a Board,” said Mark Lashier, Chairman and Chief Executive Officer of Phillips 66. “We thank all our shareholders for their engagement through this process and their careful analysis of the issues. This vote reflects a belief in our integrated strategy and a recognition that our early results do not yet reflect the full potential of our plan or the value inherent in this business. As a Board, we are focused on creating meaningful long-term value for our shareholders.”

Lashier continued, “On behalf of the Board and Company, I would like to thank John for his service with distinction and Howard for his commitment to this process. They each deserve significant appreciation for their terrific service to the company.”

The company also noted that, based on estimates by the company’s proxy solicitor, the management proposal to declassify the Board was not approved by shareholders. While it received significant support, it did not receive the required affirmative vote of the holders of 80% of the outstanding shares of stock entitled to vote. The Board recognizes shareholder preference for annual elections and remains committed to declassification. Shareholders overwhelmingly voted against Elliott’s proposal requiring annual director resignations, in line with the Board’s recommendation.

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Election. Final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies,” “priorities” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; the company’s ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for the company’s products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating the company’s facilities or transporting its products; the company’s ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that it may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting the company’s products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around the company’s midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for the company’s NGL, crude oil, natural gas and refined petroleum or renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; the company’s ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to the company’s credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to the company’s facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to the company’s asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to the company’s business; political and societal concerns about climate change that could result in changes to the company’s business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of joint ventures that the company does not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting the company’s businesses generally as set forth in Phillips 66’s filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Jeff Dietert (investors)

832-765-2297

Jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Al Ortiz (media)

855-841-2368

al.s.ortiz@p66.com